Exhibit 1.01

Qorvo, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2017

Introduction
Products of Qorvo, Inc. (referred to collectively with its wholly owned subsidiaries in this report as the “Company”, “Qorvo”, “we”, “us”, or “our”) intentionally contain, tin, tantalum, tungsten and gold (“3TG” or “conflict minerals”), and these metals are necessary to the functionality and production of our products. We have conducted a good faith Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any of these conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), or are from recycled or scrap sources. As a result of the RCOI, we have determined that at least one of the smelters or refiners (herein collectively referred to as “smelters”) in our supply chain may be sourcing conflict minerals from the Covered Countries. Further, some of our suppliers have not yet identified all of the smelters in their supply chains, and as a result, we are uncertain as to the origins of some of the conflict minerals. Therefore, we are required to exercise “due diligence” to determine if the 3TG metals used in our products do or do not directly or indirectly finance or benefit armed groups in the Covered Countries, and report on that due diligence in this Conflict Minerals Report. Products that do not directly or indirectly finance or benefit armed groups in the Covered Countries are considered to be “DRC conflict-free.”

Qorvo (Nasdaq:QRVO) is a product and technology leader at the forefront of the growing global demand for always-on broadband connectivity. We combine a broad portfolio of radio frequency ("RF") solutions, highly differentiated semiconductor technologies, deep systems-level expertise and scale manufacturing to supply a diverse group of customers in expanding markets, including smartphones and other mobile devices, defense and aerospace, Wi-Fi customer premises equipment, cellular base stations, optical networks, automotive connectivity and smart home applications. Within these markets, our products enable a broad range of leading-edge applications – from very-high-power wired and wireless infrastructure solutions to ultra-low-power smart home solutions. Our products and technologies help transform how people around the world access their data, transact commerce and interact with their communities.

Qorvo employs more than 8,300 people. We have world-class manufacturing facilities, and our fabrication facility in Richardson, Texas, is a United States Department of Defense-accredited ‘Trusted Source’ (Category 1A) for gallium arsenide ("GaAs"), gallium nitride ("GaN") and bulk acoustic wave ("BAW") technologies. Our design and manufacturing expertise covers many semiconductor process technologies, which we source both internally and through external suppliers. Our primary wafer fabrication facilities are in Florida, North Carolina, Oregon and Texas, and our primary assembly and test facilities are in China, Costa Rica, Germany and Texas. We also operate design, sales and other manufacturing facilities throughout Asia, Europe and North America.

In this Conflict Minerals Report, we address the following:

1.	The due diligence design of our Conflict Minerals Program;

2.	A description of due diligence measures taken;

3.	The results and conclusion of our due diligence measures;

4.	The processing facilities (i.e., “smelters”) used in our supply chain; and

5.	Steps to be taken to improve our due diligence measures for the year ending December 31, 2018.

We are providing this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).

Due Diligence Design

Qorvo’s Conflict Minerals Program was designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”). In accordance with the OECD’s five-step framework, the design of our due diligence includes, but is not limited to, the aspects listed below. Related procedures are also documented in our internal Conflict Minerals Management System.

1.	Establish a strong company management system
a. We have adopted and continue to maintain a policy for the responsible sourcing of conflict minerals. This policy is available at: http://www.qorvo.com/about-us/corporate-social-responsibility/product-compliance. The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.
b. We have established an internal Product Compliance team, which includes a specialist who provides conflict minerals expertise. This team regularly reports on the status of Qorvo’s Conflict Minerals Program to senior management, including the Vice President of Assembly Test Technology and Manufacturing, and to the Director of Financial Reporting.
c. We have developed a supply chain system of controls and transparency by engaging direct suppliers and requesting relevant 3TG information with the use of a third-party software solution. We utilize due diligence tools such as the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”), and smelter sourcing information obtained from the RMI to perform our RCOI and conduct due diligence.
d. We communicate our policy, expectations and requirements to relevant suppliers. We also maintain an external webpage to further explain our conflict minerals expectations and provide tools to assist suppliers in complying with our 3TG requirements (http://www.qorvo.com/about-us/corporate-social-responsibility/supplier-requirements).
e. We have established an anonymous “whistleblower” policy for employees and external parties to submit any concerns about ethical issues, or any grievances regarding our policies and practices (http://ir.qorvo.com/corporate-governance). For any conflict minerals related grievance, Qorvo employees and external parties may also submit complaints or information to ConflictMinerals@qorvo.com, and the Conflict Minerals team will route the grievance to our Compliance Officer, ComplianceOfficer@qorvo.com, for further investigation. In addition, Qorvo monitors the RMI’s Grievance Report and discussions for any applicable issues (http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/).

2.	Identify and Assess Risk in the Supply Chain:

a. We identify relevant suppliers that may provide components and/or materials to Qorvo that contain any of the 3TG metals. We also conduct bi-annual supply chain surveys using the CMRT to collect sourcing information from those relevant suppliers, and we review supplier responses and contact those suppliers whose CMRT we identified to contain incomplete or potentially inaccurate data.
b. We have implemented a third-party software solution to collect and manage supplier CMRT data. We use this third-party solution to track communications with direct suppliers, analyze the CMRT data provided by suppliers, aggregate the supplier CMRT data for Qorvo’s reporting, and follow up with any supplier whose CMRT data we identified to contain incomplete or potentially inaccurate data.
c. We compare the smelters identified by our suppliers to the list of processing facilities that have been validated as conflict-free by an independent third-party audit program (herein referred to as “Conformant” smelters), such as the RMI’s Responsible Minerals Assurance Process (“RMAP”), London Bullion Market Association (“LBMA”), or Responsible Jewellery Council (“RJC”). We then compare those Conformant smelters to the RMI’s smelter sourcing data, which is provided as a benefit of our RMI membership, to conduct our RCOI as described in Qorvo’s Form SD.
d. We have designed a risk assessment process to identify potential risks in our mineral supply chain. This process includes identification of: risks associated with new suppliers, components and/or materials which may result in a supplier component and/or material used in production that has not been reviewed by the Product Compliance team; risks associated with illogical, inaccurate and/or incomplete data in a supplier’s CMRT which may result in inaccurate reporting by Qorvo; and risks associated with smelters that have not been validated as conflict-free by a third-party audit program which would prevent Qorvo from determining products to be conflict-free.

3.	Design a Strategy to Respond to Identified Risks:
a. We have established a risk management plan that includes due diligence reviews of relevant suppliers and smelters. We utilize several tools available to RMI members to review the smelters reported by our suppliers and assess the quality of the responses in their CMRTs.
b. We have implemented a risk management plan that includes mitigation efforts to bring suppliers to compliance with Qorvo’s conflict minerals requirements. Efforts related to smelters may include: providing due diligence guidance and communicating the smelter issue that requires further action to our direct supplier; continuing trade with our direct supplier, while the supplier continues to work the risk mitigation process through its supply chain; and contacting the smelter directly to communicate the importance of a third-party audit program, encouraging the smelter to participate in a program such as the RMAP. If the mitigation process fails and the smelter refuses to engage with a third-party audit program, we require our direct supplier to identify and use alternate suppliers whose conflict mineral-processing smelters participate in such a program.
c. We monitor suppliers and smelters that have not met our 3TG sourcing requirements to determine their progress in meeting those requirements.

d. We report to senior management, summarizing our supply chain surveys, results of the risk assessment process and the status of any ongoing mitigation efforts.

4.	Support Independent Third-Party Audits of Smelter Due Diligence
a. We support the development and implementation of due diligence practices through our participation on RMI sub-teams. Through our RMI membership, we are able to contribute to the organization’s ongoing work in identifying and auditing the due diligence practices of smelters. Qorvo leads the RMI’s Smelter Data Management team, which manages research data gathered and reported on smelters. We also participate on teams that determine if facilities are smelters, encourage smelters to participate in the RMAP, manage the development of the CMRT form, and develop best practices for supply chain due diligence.
b. We support independent third-party audit programs for smelters, such as the RMAP through our membership in the RMI.

5.	Report on Supply Chain Due Diligence
a. We publicly report on supply chain due diligence through our Form SD and Conflict Minerals Report that we file with the SEC. This report is also available on our website at: http://ir.qorvo.com/financial-information/sec-filings.
b. As applicable, we obtain an independent private sector audit of our Conflict Minerals Reports. The results are published as an exhibit to our Conflict Minerals Reports, which are available on our website.

As outlined in the OECD Guidance, we support the RMI, an industry initiative that audits smelters’ due diligence activities. The data on which we relied for certain statements in the Conflict Minerals Report was obtained through our membership in the RMI, using the RCOI report for QRVO.

Due Diligence Measures Performed

Qorvo performed the due diligence measures described below on the source of 3TG for which we have reason to believe may have originated in the Covered Countries:

•	Published an updated Conflict Mineral Policy that includes our commitment to responsible sourcing of 3TG metals and our commitment to conduct due diligence in alignment with the OECD Guidance.

•	Orchestrated a change to the organizational structure over Qorvo’s Product Compliance team to improve information management.

•	Communicated our Conflict Mineral Policy, expectations and requirements to relevant suppliers during our bi-annual CMRT campaigns with the supply chain.

•
Strengthened engagement with suppliers by providing additional resources to assist suppliers in complying with Qorvo’s 3TG requirements. These resources included pre-communication letters to suppliers that detailed Qorvo’s conflict minerals campaigns, specific smelter and facility information that detailed actions required for suppliers, and CMRT review criteria that detailed Qorvo’s expectations for a supplier’s CMRT submission.

•
Periodically reviewed Qorvo’s list of approved suppliers, components and materials to determine if any new supplier provided components and/or materials that contained any of the 3TG metals during the reporting period.

•	Conducted a bi-annual survey of our relevant suppliers using the CMRT to determine if any of the conflict minerals used in our products originated in any of the Covered Countries.

•	Evaluated supplier CMRT submissions for completeness, logic and degree of smelter identification based on established criteria.

•
Reviewed our suppliers’ CMRT data for due diligence activities, such as whether they have a conflict minerals policy, require their direct suppliers to be DRC conflict-free, and have a due diligence review process in place.

•
Maintained a third-party solution to track communications with direct suppliers, analyze the CMRT data provided by suppliers, aggregate the supplier CMRT data for Qorvo’s reporting, and follow up with any supplier whose CMRT data we identified to contain incomplete or potentially inaccurate data.

•	Provided all suppliers the results of their CMRT analysis through automatic emails generated by our third-party software solution.

•	Compared the smelters identified by our suppliers to the list of processing facilities that were validated as conflict-free by an independent third-party audit program.

•	Compared the Conformant smelters reported by our suppliers to the RMI’s smelter sourcing data.

•	Contacted those suppliers whose CMRTs contained incomplete or potentially inaccurate information, requesting additional clarification to ensure accuracy of the information reported.

•	Requested our relevant suppliers contact those smelters that have not been validated as Conformant to encourage their participation in a third-party audit program such as the RMAP.

•	Developed a risk management plan to respond to identified risks in our mineral supply chain.

•	Added measures to ensure timely and accurate follow-up on any incomplete or potentially inaccurate information reported by our suppliers.

•	Added additional verification checks to ensure accurate information was reported using our third-party solution.

•
Formalized our risk tracking process by developing a tool to monitor and record our progress with mitigating identified risks. Qorvo uses this tool to monitor those suppliers and smelters that have not met our 3TG sourcing requirements to determine their progress in meeting those requirements.

•	Identified methods to improve our grievance mechanism policy.

•
Reported on the status of Qorvo’s Conflict Minerals Program regularly to senior management, including the Vice President of Assembly Test Technology and Manufacturing, and to the Director of Financial Reporting.

•	Contributed to the implementation of the RMAP through our membership in the RMI.

•	Supported many RMI activities, including the development of the CMRT revisions for the reporting period, through our participation in RMI sub-teams.

•	Disclosed information regarding our 3TG due diligence efforts via our Form SD and Conflict Minerals Report filed with the SEC, which will be available on our website at:
http://ir.qorvo.com/financial-information/sec-filings.

•	Obtained an independent private sector audit, set forth as Exhibit A to this report, by Douglas Hileman Consulting LLC.

Due Diligence Results

Inherent Limitations on Due Diligence Measures

The due diligence measures listed above can only provide reasonable, not absolute, assurance regarding the origin of the conflict minerals used in our products. Our due diligence process is based on obtaining the relevant 3TG information from our direct suppliers and those suppliers obtaining similar information from their supply chains to identify the original sources of the 3TG metals used in our products. As we do not directly purchase from any smelters – nor do the majority of our suppliers – we have very little influence over the smelters’ sourcing. We rely, to a large extent, on the information provided by independent third-party audit programs. Such sources of information may contain incomplete or inaccurate data, and may be subject to fraud.

Smelter Due Diligence Results
Qorvo made significant progress in 2017 with respect to identifying the source of the conflict minerals used in our products. Although some of the suppliers have not yet identified all of the smelters in their supply chains, we continue to progress towards this goal.
At the end of 2017, 307 facilities were identified as possible smelters in Qorvo’s supply chain.

Table 1 below summarizes the RMAP participation status of the 307 identified facilities, as of March 26, 2018. This table indicates the number of facilities that:

•	Have received a conflict-free designation from the RMAP (“Conformant”);

•	Are participating in the RMAP and have committed to undergo a third-party audit (“Active”);

•	Are not yet participating in the RMAP (“Non-Participating”); and

•	Are not listed on the RMI’s known smelter list, or do not currently meet the definition of a smelter per the RMI, including non-operational smelters (“Non-Eligible”).

Table 1. RMAP Participation Status of Identified Facilities (as of March 26, 2018)

Conflict Mineral	Conformant	Active	Non-Participating	Non-Eligible
Gold	99	6	36	8
Tantalum	39	0	1	2
Tin	70	1	3	2
Tungsten	41	0	0	0
Total	248	7	40	12

In addition to the foregoing data regarding the facilities of which we are aware, we have three suppliers that have not yet identified all of the smelters in their supply chains. Due to these limitations in our sourcing information, and certain smelters that are not yet Conformant, we are unable to determine the origin of all of the conflict minerals used in our products for this reporting period. However, as of the date of this report, all smelters that we know or have reason to believe may be sourcing from the Covered Countries have been validated as Conformant to the RMAP.

Product Description

For the year ended December 31, 2017, we identified the following products, which we manufactured or contracted to manufacture, that may contain 3TG metals necessary to their production:

Mobile Products

Mobile products include RF and Wi-Fi solutions in a variety of mobile devices, including smartphones, notebook computers, wearables, tablets, and cellular-based Internet of Things (“IoT”) applications (the “Mobile Products”).

Infrastructure and Defense Products

Infrastructure and defense products (IDP) include a diverse portfolio of solutions that "connect and protect," spanning communications and defense applications. These applications include high performance defense systems such as radar, electronic warfare and communication systems, Wi-Fi customer premises equipment for home and work, high speed connectivity in Long-Term Evolution and 5G base stations, cloud connectivity via data center communications and telecom transport, automotive connectivity and other IoT, including smart home solutions. IDP products include GaAs and GaN power amplifiers, low noise amplifiers, switches, complementary metal oxide semiconductor ("CMOS") system-on-a-chip ("SoC") solutions, premium BAW and surface acoustic wave filter solutions and various multi-chip and hybrid assemblies.

Product Determination

As a result of our due diligence measures summarized in this Conflict Minerals Report, we have made the following good faith determinations for the year ended December 31, 2017:

DRC Conflict-Free
Our Mobile Products and IoT Products can be considered DRC Conflict-Free. Our suppliers have informed us that they have identified the smelters that are sources of the necessary conflict minerals for these products, and all of the smelters identified by these suppliers which contribute conflict minerals to these products have been validated as Conformant to the RMAP. As a result, we reasonably determine that our Mobile Products and IoT Products are DRC Conflict-Free.

DRC Conflict Undeterminable
We do not have adequate information from our suppliers regarding the sources of the conflict minerals for our Infrastructure and Defense Products (other than the IoT Products referenced above) to determine if any of those conflict minerals originated in the Covered Countries, and if so, whether those conflict minerals directly or indirectly financed or benefited armed groups. Although we have not identified any smelters in our Infrastructure and Defense Products supply chain that have supported the ongoing conflict in the Covered Countries, we cannot affirm that these products are DRC Conflict-Free at this time (this can be considered as equivalent to stating these Infrastructure and Defense Products (other than the IoT Products referenced above) are “DRC Conflict Undeterminable”). Our efforts to determine the origin of the conflict minerals used in our Infrastructure and Defense Products consist of the due diligence measures described in this Conflict Minerals Report.

Processing Facilities (i.e., Smelters) Identified in Qorvo’s Supply Chain at the End of 2017

Since we have determined that we are unable to identify the sourcing information for all of the smelters in our supply chain, we are required to identify, if known, the facilities (i.e., smelters) that processed the 3TG metals in our products and, if known, the country of origin for those metals, and to describe the efforts to determine the mine or location of origin with the greatest possible specificity.

As a member of the RMI, we rely on the sourcing information disclosed during the RMAP’s third-party auditing process. We believe this to be the most reasonable and accurate method of determining the mines or locations of origin for conflict minerals. In addition to the smelters listed in the table below, our suppliers submitted other facilities that are not eligible for the RMAP at this time. They are not listed in this Conflict Minerals Report as being “processing facilities” under Rule 13p-1. We continue to work with our suppliers to identify the actual smelters in our supply chain.
Table 2. Smelters Identified in Qorvo’s Supply Chain (as of March 26, 2018)

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company*	CID000015	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	CID000019	JAPAN
Gold	Al Etihad Gold LLC*	CID002560	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	CID000035	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058	BRAZIL
Gold	Argor-Heraeus S.A.*	CID000077	SWITZERLAND
Gold	Asahi Pretec Corp.*	CID000082	JAPAN

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Gold	Asahi Refining Canada Ltd.*	CID000924	CANADA
Gold	Asahi Refining USA Inc.*	CID000920	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.*	CID000090	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	TURKEY
Gold	AU Traders and Refiners*	CID002850	SOUTH AFRICA
Gold	Aurubis AG*	CID000113	GERMANY
Gold	Bangalore Refinery	CID002863	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	CID000128	PHILIPPINES
Gold	Boliden AB*	CID000157	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	CID000176	GERMANY
Gold	Caridad	CID000180	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CID000185	CANADA
Gold	Cendres + Metaux S.A.*	CID000189	SWITZERLAND
Gold	Chimet S.p.A.*	CID000233	ITALY
Gold	Chugai Mining	CID000264	JAPAN
Gold	Daejin Indus Co., Ltd.*	CID000328	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	GERMANY
Gold	DODUCO Contacts and Refining GmbH*	CID000362	GERMANY
Gold	Dowa*	CID000401	JAPAN
Gold	DSC (Do Sung Corporation)*	CID000359	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.*	CID000425	JAPAN
Gold	Elemetal Refining, LLC	CID001322	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC*	CID002561	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	CID002515	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	INDIA
Gold	Geib Refining Corporation*	CID002459	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	CHINA
Gold	Guangdong Jinding Gold Limited	CID002312	CHINA

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	CHINA
Gold	Heimerle + Meule GmbH*	CID000694	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CID000707	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	CID000711	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	CHINA
Gold	HwaSeong CJ CO., LTD.	CID000778	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	CID000807	JAPAN
Gold	Istanbul Gold Refinery*	CID000814	TURKEY
Gold	Italpreziosi*	CID002765	ITALY
Gold	Japan Mint*	CID000823	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CID000855	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	CID000927	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	CID000929	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937	JAPAN
Gold	Kaloti Precious Metals	CID002563	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	CID000956	KAZAKHSTAN
Gold	Kazzinc*	CID000957	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	CID000969	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Gold	Kojima Chemicals Co., Ltd.*	CID000981	JAPAN
Gold	Korea Zinc Co., Ltd.*	CID002605	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC*	CID001029	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	CID001032	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CID001056	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	CHINA
Gold	L'Orfebre S.A.	CID002762	ANDORRA

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Gold	LS-NIKKO Copper Inc.*	CID001078	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	CHINA
Gold	Marsam Metals*	CID002606	BRAZIL
Gold	Materion*	CID001113	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	CID001119	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147	CHINA
Gold	Metalor Technologies S.A.*	CID001153	SWITZERLAND
Gold	Metalor USA Refining Corporation*	CID001157	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161	MEXICO
Gold	Mitsubishi Materials Corporation*	CID001188	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509	INDIA
Gold	Modeltech Sdn Bhd	CID002857	MALAYSIA
Gold	Morris and Watson	CID002282	NEW ZEALAND
Gold	Morris and Watson Gold Coast	CID002866	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant*	CID001204	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	CID001259	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	CID001326	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	CID000493	RUSSIAN FEDERATION
Gold	PAMP S.A.*	CID001352	SWITZERLAND
Gold	Pease & Curren	CID002872	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	CHINA

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Gold	Prioksky Plant of Non-Ferrous Metals*	CID001386	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	CID001397	INDONESIA
Gold	PX Precinox S.A.*	CID001498	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	CID001512	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	CHINA
Gold	Remondis Argentia B.V.	CID002582	NETHERLANDS
Gold	Republic Metals Corporation*	CID002510	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint*	CID001534	CANADA
Gold	SAAMP*	CID002761	FRANCE
Gold	Sabin Metal Corp.	CID001546	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CID002290	CZECH REPUBLIC
Gold	Sai Refinery	CID002853	INDIA
Gold	Samduck Precious Metals*	CID001555	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	CID001562	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	CID002777	GERMANY
Gold	Schone Edelmetaal B.V.*	CID001573	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.*	CID001585	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736	CHINA
Gold	Singway Technology Co., Ltd.*	CID002516	TAIWAN, PROVINCE OF CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	CID001756	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	CID001761	TAIWAN, PROVINCE OF CHINA
Gold	Sudan Gold Refinery	CID002567	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798	JAPAN
Gold	SungEel HiMetal Co., Ltd.*	CID002918	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A*	CID002580	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875	JAPAN

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CID001916	CHINA
Gold	Tokuriki Honten Co., Ltd.*	CID001938	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	CHINA
Gold	Tony Goetz NV	CID002587	BELGIUM
Gold	Torecom*	CID001955	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	CID001977	BRAZIL
Gold	Umicore Precious Metals Thailand*	CID002314	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980	BELGIUM
Gold	United Precious Metal Refining, Inc.*	CID001993	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	CID002854	ZAMBIA
Gold	Valcambi S.A.*	CID002003	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	CID002778	GERMANY
Gold	Yamakin Co., Ltd.*	CID002100	JAPAN
Gold	Yokohama Metal Co., Ltd.*	CID002129	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CID000211	CHINA
Tantalum	D Block Metals, LLC*	CID002504	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CID000410	CHINA
Tantalum	Exotech Inc.*	CID000456	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CID000460	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CID002505	CHINA
Tantalum	Global Advanced Metals Aizu*	CID002558	JAPAN
Tantalum	Global Advanced Metals Boyertown*	CID002557	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CID000291	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CID000616	CHINA
Tantalum	H.C. Starck Co., Ltd.*	CID002544	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH*	CID002547	GERMANY

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Tantalum	H.C. Starck Inc.*	CID002548	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.*	CID002549	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	CID002550	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	CID002545	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CID002842	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506	CHINA
Tantalum	KEMET Blue Metals*	CID002539	MEXICO
Tantalum	KEMET Blue Powder*	CID002568	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.*	CID001076	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163	INDIA
Tantalum	Mineracao Taboca S.A.*	CID001175	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277	CHINA
Tantalum	NPM Silmet AS*	CID001200	ESTONIA
Tantalum	Power Resources Ltd.*	CID002847	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean*	CID001508	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.*	CID002707	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CID001522	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	CID001769	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	CID001869	JAPAN
Tantalum	Telex Metals*	CID001891	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	CID001969	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CID002508	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CID002307	CHINA

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Tin	Alpha*	CID000292	UNITED STATES OF AMERICA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228	CHINA
Tin	China Tin Group Co., Ltd.*	CID001070	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	CHINA
Tin	CV Ayi Jaya*	CID002570	INDONESIA
Tin	CV Dua Sekawan*	CID002592	INDONESIA
Tin	CV Gita Pesona*	CID000306	INDONESIA
Tin	CV United Smelting*	CID000315	INDONESIA
Tin	CV Venus Inti Perkasa*	CID002455	INDONESIA
Tin	Dowa*	CID000402	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	VIETNAM
Tin	EM Vinto*	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals*	CID000468	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CID002848	CHINA
Tin	Gejiu Jinye Mineral Company*	CID002859	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CID000942	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CID000538	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CID001908	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CID002849	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CID002844	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CID000760	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CID000244	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.*	CID001231	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	CID002468	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	CID001105	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	CID002500	BRAZIL
Tin	Metallic Resources, Inc.*	CID001142	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.*	CID002773	BELGIUM

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Tin	Metallo Spain S.L.U.*	CID002774	SPAIN
Tin	Mineracao Taboca S.A.*	CID001173	BRAZIL
Tin	Minsur*	CID001182	PERU
Tin	Mitsubishi Materials Corporation*	CID001191	JAPAN
Tin	Modeltech Sdn Bhd	CID002858	MALAYSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	CID001314	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	CID002517	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera*	CID000309	INDONESIA
Tin	PT Artha Cipta Langgeng*	CID001399	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	CID002503	INDONESIA
Tin	PT Babel Inti Perkasa*	CID001402	INDONESIA
Tin	PT Bangka Prima Tin*	CID002776	INDONESIA
Tin	PT Bangka Tin Industry*	CID001419	INDONESIA
Tin	PT Belitung Industri Sejahtera*	CID001421	INDONESIA
Tin	PT Bukit Timah*	CID001428	INDONESIA
Tin	PT DS Jaya Abadi*	CID001434	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	CID001438	INDONESIA
Tin	PT Inti Stania Prima*	CID002530	INDONESIA
Tin	PT Karimun Mining*	CID001448	INDONESIA
Tin	PT Kijang Jaya Mandiri*	CID002829	INDONESIA
Tin	PT Lautan Harmonis Sejahtera*	CID002870	INDONESIA
Tin	PT Menara Cipta Mulia*	CID002835	INDONESIA
Tin	PT Mitra Stania Prima*	CID001453	INDONESIA
Tin	PT Panca Mega Persada*	CID001457	INDONESIA
Tin	PT Premium Tin Indonesia*	CID000313	INDONESIA
Tin	PT Prima Timah Utama*	CID001458	INDONESIA
Tin	PT RAJEHA ARIQ*	CID002593	INDONESIA
Tin	PT Refined Bangka Tin*	CID001460	INDONESIA
Tin	PT Sariwiguna Binasentosa*	CID001463	INDONESIA
Tin	PT Stanindo Inti Perkasa*	CID001468	INDONESIA
Tin	PT Sukses Inti Makmur*	CID002816	INDONESIA
Tin	PT Sumber Jaya Indah*	CID001471	INDONESIA

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Tin	PT Timah (Persero) Tbk Kundur*	CID001477	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	CID001482	INDONESIA
Tin	PT Tinindo Inter Nusa*	CID001490	INDONESIA
Tin	PT Tommy Utama*	CID001493	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	CID002706	BRAZIL
Tin	Rui Da Hung*	CID001539	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	CID001758	BRAZIL
Tin	Thaisarco*	CID001898	THAILAND
Tin	White Solder Metalurgia e Mineracao Ltda.*	CID002036	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158	CHINA
Tin	Yunnan Tin Company Limited*	CID002180	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	CID000004	JAPAN
Tungsten	ACL Metais Eireli*	CID002833	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	CID002502	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CID002513	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CID000499	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CID000875	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494	CHINA
Tungsten	Global Tungsten & Powders Corp.*	CID000568	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	CID002542	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	CID002541	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CID002579	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CID000769	CHINA
Tungsten	Hydrometallurg, JSC*	CID002649	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	CID000825	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CID002321	CHINA

Metal	Standard Smelter Name	RMI Smelter ID	Smelter Location
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CID002318	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CID002535	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316	CHINA
Tungsten	Kennametal Fallon*	CID000966	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville*	CID000105	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319	CHINA
Tungsten	Moliren Ltd.*	CID002845	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	CID002589	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	CID002543	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	CID002827	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CID002815	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	CID001889	VIETNAM
Tungsten	Unecha Refractory metals plant*	CID002724	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	CID002011	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG*	CID002044	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	CID002843	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CID002830	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CID002095	CHINA

* Smelters have been validated as Conformant to the RMAP as of March 26, 2018.

The countries of origin for the smelters listed in the table above may include the following countries: Australia, Austria, Benin, Bolivia (Plurinational State of), Brazil, Burkina Faso, Burundi, Cambodia, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico,

Mongolia, Mozambique, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russian Federation, Rwanda, Senegal, Sierra Leone, South Africa, Spain, Tanzania, Thailand, Togo, Uganda, United States of America, Uzbekistan, Vietnam, Zambia, Zimbabwe.

Calendar Year 2018 Due Diligence Planned Improvements

For the year ending December 31, 2018, we plan to take the following actions to mitigate the risk that the 3TG used in our products benefit armed groups in the Covered Countries:

•	Continue to work with those suppliers who have provided incomplete or inaccurate smelter information in their CMRT and drive them to 100% identification of the actual smelters in their supply chains;

•	Continue to communicate to suppliers the importance of using smelters that are conformant to the RMAP, or equivalent;

•	Continue to monitor and maintain a conflict-free status for our Mobile Products and IoT Products;

•	Continue to work towards a conflict-free status for our Infrastructure and Defense Products (other than the IoT Products referenced above);

•	Continue our active participation in the RMI, including the engagement of smelters in the RMAP;

•	Reorganize Qorvo’s supplier onboarding process to improve the checkpoint for conflict minerals;

•	Improve the mechanism we use to track the delivery of conflict minerals training; and

•	Improve visibility to our grievance mechanism policy.

Forward-Looking Statements
This Conflict Minerals Report contains forward-looking statements, including statements regarding our due diligence planned improvements, and other statements preceded by terminology such as “believes,” “continue,” “could,” “estimates,” “expects,” “goal,” “hope,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “reasonably,” “should,” “thinks,” “will” or the negative of these terms or other comparable terminology, and include, among others, our planned improvements. These statements are only predictions or our current intentions. We do not guarantee future activities, performance or achievements, which could be affected by, among other things, changes in Rule 13p-1, interpretations of Rule 13p-1, international due diligence frameworks, law, our internal allocation of resources or emphasis, customer demands or expectations, and the cooperation of suppliers. We do not intend to update any of the forward-looking statements after the date of this Conflict Minerals Report. These forward-looking statements are made in reliance upon the safe harbor provision of The Private Securities Litigation Reform Act of 1995.

EXHIBIT A

INDEPENDENT AUDITOR’S REPORT

To:	Qorvo, Inc.
7628 Thorndike Road
Greensboro, NC 27409 USA

Douglas Hileman Consulting LLC (“DHC”) understands that Qorvo, Inc. (“the Company”) is subject to reporting under Section 13(p) of the Securities Exchange Act of 1934, as amended (17 CFR 240.13p-1), which pertains to conflict minerals. The Securities and Exchange Commission (SEC) Release No. 34-67716 (final rule on Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the use of conflict minerals), or “the Rule”, released August 22, 2012, includes a provision for an Independent Private Sector Audit (“IPSA”). DHC conducted an IPSA of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2017 (“Qorvo 2017 Conflict Minerals Report”).

DHC conducted the IPSA using the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which provide that the auditor is to express an opinion or conclusion as to:

•
whether the design of the Company’s due diligence framework, as set forth in the Conflict Minerals Report for the reporting period (from January 1 to December 31, 2017), is in conformity with, in all material respects, the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”) (“Objective #1”), and

•
whether the Company’s description of the due diligence measures it performed, as set forth in the “Due Diligence Measures Performed” section of the Qorvo 2017 Conflict Minerals Report, is consistent with the due diligence process that the Company undertook (“Objective #2”).

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Qorvo 2017 Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

We conducted this audit in accordance with performance standards established by the Government Accountability Office for Government Auditing Standards (2011 Revision) (commonly referred to as Generally Accepted Government Auditing Standards (GAGAS)) for Performance Audits, published by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives. We believe that the evidence obtained provides a reasonable basis for our findings and conclusions based on our audit objectives.

Our examination was not conducted for the purpose of evaluating:

•	the completeness, accuracy, or support of the process the Company uses to determine the scope of products it manufactures or contracts to manufacture that are subject to the Rule, or to due diligence;

•
the consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance, other than as required to fulfill a stated audit objective;

•	the completeness of the Company’s description of the due diligence measures performed;

•	the suitability of the design or operating effectiveness of the Company’s due diligence process,

•	whether a third party can determine from the Qorvo 2017 Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	the Company’s reasonable country of origin inquiry (“RCOI”), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	the Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Our IPSA would not necessarily disclose all weaknesses in the design of due diligence or all instances of steps taken to implement the due diligence because we based our review on selective tests. Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Qorvo 2017 Conflict Minerals Report other than section(s) within the scope of this audit.

SCOPE AND METHODOLOGY

Scope

We performed this audit from March 12, 2018 to May 22, 2018 using GAGAS for Performance Audits.

During the IPSA, we reviewed contents of the Qorvo 2017 Conflict Minerals Report. The Company provided some documents and a draft report at project initiation, enabling us to begin our procedures. The Company provided a final report on May 7, 2018 included as Exhibit 1.01 in the Company’s Form SD, Specialized Disclosure Report.

The Rule specifies the two IPSA objectives, as noted above.

Methodology

For Objective #1, we confirmed that the Company used the OECD Due Diligence Guidance as the basis for the design of its 3TG due diligence. We used the OECD Due Diligence Guidance as the criteria for evaluating the Company’s design of its due diligence framework. We gathered evidence in the form of documents, records, and interviews with individuals with roles and responsibilities for applicable elements of the due diligence. We compared the evidence with the criteria as stated in the OECD Due Diligence Guidance steps and sub-steps. If we identified gaps, we considered whether each gap would be “material.”

We used the “Due Diligence Design” and “Due Diligence Measures Performed” sections of the Qorvo 2017 Conflict Minerals Report as the criteria for Objective #2. We determined applicable sections to be those that described due diligence steps the Company took during, or pertaining to, the reporting period. We did not include conclusions, claims, or forward-looking statements.

We assessed risks on the Company’s description of due diligence steps taken. Based on our risk assessment, we selected statements and:

•	reviewed documents and records provided by the Company in response to our requests;

•	interviewed individuals involved in the due diligence steps described in the Qorvo 2017 Conflict Minerals Report; and

•	tested selected steps.

We provided management the opportunity to review and offer comments on a draft of this report. Company management offered no comments.

CONCLUSIONS AND RECOMMENDATIONS

In our opinion,

•
the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2017, as set forth in the “Due Diligence Design” section of the Qorvo 2017 Conflict Minerals Report, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•
the Company’s description of the due diligence measures it performed as set forth in the “Due Diligence Measures Performed” section of the Qorvo 2017 Conflict Minerals Report, is consistent with the due diligence process that the Company undertook.

We make no recommendations.

Douglas Hileman, CRMA, CPEA, FSA
President, Douglas Hileman Consulting LLC
Van Nuys, California
May 22, 2018